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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934



      Date of Report (Date of earliest event reported): September 17, 2001



                     Innovative Solutions and Support, Inc.
                     --------------------------------------
                 (Exact name of issuer as specified in charter)


          PENNSYLVANIA                    0-31157                23-2507402
  (State or Other Jurisdiction          (Commission           (I.R.S. Employer
       of Incorporation or                  file               Identification
         Organization)                    number)                  Number)

                             720 Pennsylvania Drive
                           Exton, Pennsylvania 19341
                    (Address of principal executive offices)


                                 (610) 646-9800

              (Registrant's telephone number, including area code)
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Item 5 - Other Events.

(a) On September 19, 2001, Innovative Solutions & Support, Inc., ("ISS") announced that its Board of Directors authorized an open market stock repurchase program that will enable ISS to purchase up to one million shares of outstanding ISS common stock over the next six month period at a price not to exceed $8.00 per share, subject to market conditions and other factors.

(b) Separately, ISS will hold its next Annual Meeting of Shareholders on Thursday, January 31, 2002. A specific meeting site will be communicated to shareholders in the proxy materials distributed for the Annual Meeting of Shareholders. Shareholder proposals must be received prior to November 30, 2001 in order to be considered for inclusion in the Company's proxy statement under relevant Securities and Exchange Commission rules and in order to be considered at the Annual Meeting of Shareholders under the Company's Bylaws.
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                                   Signature

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                    Innovative Solutions and Support, Inc.


Date: November 20, 2001             By: /s/ James J. Reilly
                                        --------------------
                                        James J. Reilly
                                        Chief Financial Officer